Exhibit 25


Delayed Offering
Registration No. ________

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549
___________________

FORM T-1
STATEMENT OF ELIGIBILITY UNDER THE
TRUST INDENTURE ACT OF 1939 OF A CORPORATION
DESIGNATED TO ACT AS TRUSTEE
___________________

CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE PURSUANT TO
SECTION 305(b)(2)   X
___________________

SUNTRUST BANK, ATLANTA
(Exact name of trustee as specified in its charter)

58-0466330
(I.R.S. employer identification no.)
25 Park Place, N.E.
Atlanta, Georgia             30303
(Address of principal executive offices)       (Zip Code)
___________________

David M. Kaye
SunTrust Bank, Atlanta
58 Edgewood Avenue, N.E.
Room 400A
Atlanta, Georgia  30303
(404) 588-8060
(Name, address and telephone number of agent for service)

Pitney Bowes Inc.
(Exact name of obligor as specified in its charter)

Delaware                                 06-0495050
(State or other jurisdiction of         (IRS employer
incorporation or organization)          identification no.)

World Headquarters
One Elmcroft Road
Stamford, Connecticut 06926-0700
(Address of principal executive offices) (Zip Code)
_________________

Debt Securities (1)
(Title of the indenture securities)

(1)Applicable to all securities registered pursuant to the delayed offering registration statement.
______________________________________________________________________

1. General information.

(a) Name and address of each examining or supervising authority to which it is subject.

Department of Banking and Finance
State of Georgia
Atlanta, Georgia

Federal Reserve Bank of Atlanta
104 Marietta Street, N.W.
Atlanta, Georgia

Federal Deposit Insurance Corporation
Washington, D.C.

(b) Whether it is authorized to exercise corporate trust powers.

Yes.

2. Affiliations with obligor.

None.

3. Voting Securities of the Trustee.

Not applicable.

4. Trusteeships under Other Indentures.

Not applicable.

5. Interlocking Directorates and Similar Relationships with the Obligor or Underwriters.

Not applicable.

6. Voting Securities of the Trustee Owned by the Obligor or its Officials.

Not applicable.

7. Voting Securities of the Trustee Owned by Underwriters or their Officials.

Not applicable.

8. Securities of the Obligor Owned or Held by the Trustee.

Not applicable.

9. Securities of Underwriters Owned or held by the Trustee.

Not applicable.

10. Ownership or Holdings by the Trustee of Voting Securities of Certain Affiliates or Security Holders of the Obligor.

Not applicable.

11. Ownership or Holdings by the Trustee of any Securities or a Person Owning 50 Percent or More of the Voting Securities of the Obligor.

Not applicable.

12. Indebtedness of the Obligor to the Trustee.

Not applicable.

13. Defaults by the Obligor.

(a) Whether there is or has been a default with respect to the securities under this indenture.

There is not and has not been any such default.

(b) If the trustee is a trustee under another indenture under which any other securities, or certificates of interest or participation in any other securities, of the obligor are outstanding, or is trustee for more than one outstanding series of securities under the indenture, state whether there has been a default under any such indenture or series.

There has not been any such default.

14. Affiliations with the Underwriters.

Not applicable.

15. Foreign Trustee.

Not applicable.

16. List of Exhibits.

The additional exhibits listed below are filed herewith; exhibits, if any, identified in parentheses are on file with the Commission and are incorporated herein by reference as exhibits hereto pursuant to Rule 7a-29 under the Trust Indenture Act of 1939, as amended, and Rule 24 of the Commission's Rules of Practice.

Exhibit
Number

1A copy of the Articles of Amendment and Restated Articles of Incorporation as now in effect. (Exhibit 1 to Form T-1, Registration No. 333-25463.)

2A copy of the certificate of authority of the Trustee to commence business. (Included in Exhibit 1.)

3A copy of the authorization of the Trustee to exercise trust powers. (Included in Exhibit 1.)

4 By-laws of the Trustee.  (Included in Exhibit 4 to Form T-1, Registration No.
  333-25463.)

5 Not applicable.

6 Consent of the trustee required by Section 321(b) of the Trust Indenture Act of 1939, as amended.

7 Latest report of condition of the Trustee published pursuant to law or the requirements of its supervising or examining authority as of the close of business on December 31, 1997.

8 Not applicable.

9 Not applicable.


SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939 the trustee, SunTrust Bank, Atlanta, a banking corporation organized and existing under the laws of the State of Georgia, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Atlanta and the State of Georgia, on the ___ day of April, 1998

SunTrust Bank, Atlanta


By: /s/ David M. Kaye
    ---------------------
    Group Vice President



EXHIBIT 6 TO FORM T-1

CONSENT OF TRUSTEE

Pursuant to the requirements of Section 321(b) of the Trust Indenture Act of 1939 in connection with the proposed issuance of Pitney Bowes Inc. Debt Securities to be issued under the Indenture, SunTrust Bank, Atlanta hereby consents that reports of examinations by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon request therefor.


SUNTRUST BANK, ATLANTA

By: /s/ David M. Kaye
    --------------------
    Group Vice President


EXHIBIT 7 FORM T-1

LATEST REPORT OF CONDITION
OF
SUNTRUST BANK, ATLANTA


SUNTRUST BANK ATLANTA      Call Date: 12/31/97     State #: 130330   FFIEC 031
P.O. BOX 4418 CENTER 632   Vendor ID: D            Cert #:  00867       RC-1
ATLANTA, GA 30302          Transit #: 6100010-4
                                                                        11
Consolidated Report of Condition for Insured Commercial and State-Chartered Savings Banks for December 31, 1997

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding as of the last business day of the quarter.

Schedule RC -- Balance Sheet


                                                                                              Dollar Amounts in Thousands
--------------------------------------------------------------------------------------------------------------------------------
ASSETS
1.  Cash and balances due from depositary institutions (from Schedule RC-A):                             RCFD
                                                                                                         ----
    a. Noninterest-bearing balances and currency and coins(1)......................................      0081    1,275,142   1.a
    b. Interest-bearing balances(2)................................................................      0071       11,228   1.b
2.  Securities:
    a. Held-to-maturity securities (from Schedule RC-B, column A)..................................      1754            0   2.a
    b. Available-for-sale securities (from Schedule RC-B column D).................................      1773    3,041,872   2.b
3.  Federal funds sold and securities purchased under agreements to resell.........................      1350    1,464,776   3.
4.  Loans and lease financing receivables:                                        RCFD
                                                                                  ----
    a. Loans and losses, net of unearned income (from Schedule RC-C)........      2122   10,608,129                          4.a
    b. LESS: Allowances for loan and lease losses...........................      3123      134,063                          4.b
    c. LESS: Allocated transfer risk reserve................................      3128            0                          4.c
    d. Loans and leases, net of unearned income, allowance, and reserve                                  RCFD
                                                                                                         ----
       (item 4a minus 4.b and 4.c)..........................................                             2125   10,474,066   4.d
5.  Trading assets (from Schedule RC-D))...........................................................      3545       86,555   5.
6.  Premises and fixed assets (including capitalized leases).......................................      2145      101,729   6.
7.  Other real estate owned (from Schedule RC-M)...................................................      2150        1,502   7.
8.  Investments in unconsolidated subsidiaries and associated companies (from Schedule RC-M).......      2130       12,664   8.
9.  Customers' liability to this bank on acceptance outstanding....................................      2155      478,706   9.
10. Intangible assets (from Schedule RC-M).........................................................      2143       16,754   10.
11. Other assets (from Schedule RC-F)..............................................................      2180      144,745   11.
12. Total assets (sum of itsms 1 through 11).......................................................      2170   17,109,739   12.
--------------------
(1) Includes cash items in process of collection and unposted debits.
(2) Includes time certificates of deposit not held for trading.


SUNTRUST BANK ATLANTA      Call Date: 12/31/97     State #: 130330   FFIEC 031
P.O. BOX 4418 CENTER 632   Vendor ID: D            Cert #:  00867       RC-1
ATLANTA, GA 30302          Transit #: 6100010-4
                                                                     12
Consolidated Report of Condition for Insured Commercial and State-Chartered Savings Banks for December 31, 1997

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding as of the last business day of the quarter.

Schedule RC -- Continued


                                                                                          Dollar Amounts in Thousands
-----------------------------------------------------------------------------------------------------------------------------
LIABILITIES
13. Deposits:                                                                                        RCFD
    a. In domestic offices (sum of totals of columns A and C from                                    ----
       Schedule RC-E, part I........................................      RCON                       2200    6,565,195   13.a
                                                                          ----
       (1) Noninterest-bearing(1)...................................      6631      2,594,131                            13.a.1
       (2) Interest-bearing.........................................      6636      3,971,064                            13.a.2
    b. In foreign offices, Edge and Agreement subsidiaries, and IBFs
       (from Schedule RC-E, part II)................................      RCFN                       2200    2,566,946   13.b
                                                                          ----
       (1) Noninterest-bearing(1)...................................      6631              0                            13.b.1
       (2) Interest-bearing.........................................      6636      2,566,946        RCFD                13.b.2
                                                                                                     ----
14. Federal funds purchased and securities sold under agreements to repurchase.....................  2800    3,169,134   14
                                                                                                     RCON
                                                                                                     ----
15. a. Demand notes issued to the U.S. Treasury....................................................  2840   17,109,739   15.a
                                                                                                     RCFD
                                                                                                     ----
15. b. Trading liabilities (from Schedule RC-D)....................................................  3548        6,588   15.b
15. Other borrowed money (includes mortgage indebtedness and obligations under capitalized leases):
    a. With a remaining maturity of one year or less...............................................  2332      614,659   16.a
    b. With a remaining maturity of more than one year through three years.........................  A547        2,521   16.b
    c. With a remaining maturity of more than three years..........................................  A546            0   16.c
17. Not applicable                                                                                                       17
18. Bank's liability on acceptance executed and outstanding........................................  2920      478,706   18
19. Subordinated notes and debentures(2)...........................................................  3200      250,000   19
20. Other liabilities (from Schedult RC-G).........................................................  2930    1,113,549   20
21. Total liabilities (sum of items 13 through 20).................................................  2948   14,767,298   21
22. Not applicable
EQUITY CAPITAL
23. Perpetual preferred stock and related surplus..................................................  3638            0   23
24. Common Stock...................................................................................  3230       21,601   24
25. Surplus (exclude all surplus related to preferred stock........................................  3839      573,406   25
26. a. Undivided profits and capital reserves......................................................  3632      708,207   26.a
    b. Net unrealized holding gains (losses) on available-for-sale securities......................  8434    1,039,227   26.b
27. Cumulative foreign currency translation adjustments............................................  3284            0   27
28. Total equity capital (sum of items 23 thrugh 27)...............................................  3210    2,342,441   28
21. Total liabilities and equity capital (sum of items 21 and 28)..................................  3300   17,109,732   29
Memorandum
To be reported only with the March Report of Condition.
1. Indicate in the box at the right the number of the statement below that best describes the most  RCFD Number
comprehensive level of auditing work performed for the bank by independent external auditors as     ---- ------
of any date during 1996...........................................................................  6724    N/A  M.1

1= Independent audit of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting form which submits a report on the bank
2 = Independent audit of the bank's parent holding company conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the consolidated holding company (but not on the bank separately)

3 = Directors' examination of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm (may be required by state chartering authority)

4 = Directors' examination of the bank performed by other external auditors (may be required by state chartering authority)

5 = Review of the bank's financial statements by external auditors

6 = Compilation of the bank's financial statements by external auditors

7 = Other audit procedures 9excluding preparation work)

8 = No external audit work.
--------------------
(1) Includes total demand deposits and noninterest-bearing time and savings deposits.
(2) Includes limited-life preferred stock and related surplus.